As filed with the Securities and Exchange Commission on August __, 2001.
                                                      Registration No. 333-56250
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                               AMENDMENT NO. 3 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 INSTANET, INC.
                  --------------------------------------------
                 (Name of small business issuer in its charter)


            Nevada                          3578                  84-1575085
 ------------------------------   ---------------------------   ---------------
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)   Classification Code Number)    I.D. Number)

                       26 West Dry Creek Circle, Suite 600
                            Littleton, Colorado 80120
                                 (303) 794-9450
           -----------------------------------------------------------
          (Address and telephone number of principal executive offices)

                       26 West Dry Creek Circle, Suite 600
                            Littleton, Colorado 80120
 ------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                        National Registered Agents, Inc.
                       1100 East William Street, Suite 207
                            Carson City, Nevada 89701
                                 (775) 841-0644
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

                               Gary A. Agron, Esq.
                           5445 DTC Parkway, Suite 520
                           Greenwood Village, CO 80111
                                 (303) 770-7254
                               Fax (303) 770-7257

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [ X ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



-------------------------------------------------------------------------------------------------------------------

                                        CALCULATION  OF  REGISTRATION  FEE

-------------------------------------------------------------------------------------------------------------------
                                                                Proposed             Proposed
                                                                Maximum              Maximum          Amount of
Title of  Each Class of                   Amount to          Offering Price         Aggregate       Registration
Securities to be Registered             Be Registered           Per Share         Offering Price         Fee
-------------------------------------------------------------------------------------------------------------------


Common Stock, $.001 par value         500,000(1) shares          $1.00               $500,000          $132(1)


-------------------------------------------------------------------------------------------------------------------


(1)  Previously paid.


     This registration statement registers the sale of 500,000 shares of common stock by Instanet, Inc. at $1.00 per share.

     In addition to the number of shares set forth above, the amount to be registered includes any shares of our common stock issued as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

     The Proposed Maximum Offering Price Per Share and the Proposed Maximum
Aggregate Offering Price are set forth solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933. This registration fee was calculated based on the offering price of $1.00 per share for the 500,000 shares of common stock which we are offering to the public.

     We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



Subject to completion.                                     Dated August __, 2001




                         500,000 shares of common stock


                                 INSTANET, INC.



     We are offering a minimum of 150,000 shares and a maximum of 500,000 shares of our common stock for sale at $1.00 per share on a self- underwritten basis solely through our officers and directors who will not receive any compensation for sales of the common stock. The minimum purchase per individual investor is 250 shares for $250. There is no public market for our common stock and no assurance that a market will develop.


     Investing in our common stock involves substantial risks. See "Risk Factors" beginning on page 5.


     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



               Offering       Commissions and Discounts           Net Proceeds
Per Share    $   1.00                    $ 0                        $   1.00
Minimum      $150,000                    $ 0                        $150,000
Maximum      $500,000                    $ 0                        $500,000


               The date of this prospectus is ____________, 2001.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary  ......................................................................3
Summary Financial Data.........................................................4
Risk Factors...................................................................5
Use of Proceeds................................................................7
Dilution ......................................................................8
Capitalization.................................................................9
Selected Financial Data.......................................................10
Management's Discussion and Analysis of
         Financial Condition and Results of Operations........................11
Business .....................................................................13
Management....................................................................19
Principal Stockholders........................................................22
Plan of Distribution..........................................................23
Related Party and Other Material Transactions.................................24
Description of Capital Stock..................................................24
Shares Eligible For Future Sale...............................................25
Experts  .....................................................................25
Legal Matters.................................................................25
Where You Can Find More Information...........................................26
Financial Statements.........................................................F-1


     This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities offered by this prospectus to any person in any state or other jurisdiction in which such offer or solicitation is unlawful.

     Until _________________ , 2001 (90 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     SUMMARY

     This summary highlights material information regarding our company and the offering contained in this prospectus. You should read the entire prospectus carefully, including the financial information and related notes, before making an investment decision.

Business.

     In February 2001 we entered into an agreement with KeyCom, Inc. which developed, and now operates under the trade name XTRAN, an electronic system for transferring funds from one location to another. We intend to initiate funds transfers from a Web site we are developing, as an agent of KeyCom, using its XTRAN system. Customers will be able to initiate a transfer of funds from our Web site to any XTRAN payout location. We also intend to obtain additional remittance locations for KeyCom for which we will receive a fee from KeyCom. A remittance location is any retail store or business that is authorized to accept consumer funds for transfer by the sender. A payout location is any retail store or business that is authorized to pay out transferred funds to the recipient.

     We are a development stage enterprise and have not commenced operations or generated any revenue. Our offices are located at 26 West Dry Creek Circle, Suite 600, Littleton, Colorado 80120, and our telephone number is (303) 794-9450. Our Web site address will be www.xtran123.com. We do not expect the Web site to be operational until the third quarter of 2001.

The Offering.

     We are offering a minimum of 150,000 shares and a maximum of 500,000 shares on a self-underwritten basis directly to the public solely through our officers and directors who will not receive any compensation for sales of the common stock. All subscriber funds will be held in escrow until at least 150,000 shares are sold. If 150,000 shares are not sold by us within 90 days from the date of this prospectus, unless extended by us for up to 60 additional days, we will promptly return subscriber funds without interest or deduction.


Common stock offered by us:                    A maximum of 500,000 shares of
                                               common stock.
                                               A minimum of 150,000 shares of
                                               common stock.
Common stock outstanding prior to offering:    1,350,000 shares of common stock.
Common stock outstanding after the offering:   1,850,000 shares of common stock
                                               if the maximum number of shares
                                               are sold and 1,500,000 shares if
                                               the minimum number of shares are
                                               sold.
Use of proceeds:                               Development of our Web site,
                                               establishment of remittance
                                               marketing, repayment of loans
                                               from officers and working
                                               capital.
Proposed Bulletin Board symbol:                "INET"


     Our common stock outstanding does not include up to 125,000 shares issuable upon exercise of stock options at $.25 per share under our 2001 Stock Option Plan.

Forward-Looking Statements.

         This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us which are discussed in the Risk Factors section below as well as throughout this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                             SUMMARY FINANCIAL DATA

     The following summary of our financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited financial statements and related notes included elsewhere in this prospectus.

Statement of Operations Data:


                                                   Period from inception
                                                   (January 9, 2001) to
                                                       May 31, 2001
                                                     ----------------
Total costs and expenses                                  $  2,087
Net (loss)                                                $ (2,087)
Net (loss) per share                                      $    --
Weighted average number of shares
  of common stock outstanding                            1,350,000


Balance Sheet Data:


                                                      At May 31, 2001
                                                      ---------------
Cash and cash equivalents                                 $  8,061
Total assets                                              $ 72,913
Total liabilities                                         $ 45,000
Stockholders' equity                                      $ 27,913

                                  RISK FACTORS

     The shares of common stock offered by this prospectus involve a high degree of risk and represent a highly speculative investment. You should not purchase these shares if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in evaluating our company, our business prospects and an investment in our shares of common stock.

Should KeyCom breach our master agency agreement or cease its funds transfer business, we would be unable to remain in the funds transfer business.

     We have an exclusive agreement with KeyCom to act as its agent in order to market its electronic funds transfer system through the Internet and a non-exclusive right to be compensated for merchant remittance locations we obtain for KeyCom. Should KeyCom fail to honor its agreement with us or cease its electronic funds transfer business, we would be unable to continue in that business. Moreover, we can only market our Web based transfers of funds to destinations in which KeyCom has obtained payout locations. Accordingly, should KeyCom fail to obtain a significant number of payout locations, our business will be extremely limited.

We have received a going concern opinion from our auditors indicating that we may be unable to remain in business.

     In their audit report dated July 2, 2001 our auditors indicated that there was substantial doubt as to continue as a going concern and that our ability to continue as a going concern was dependent upon our obtaining additional financing for our operations. We cannot assure that we will be able to do so. This audit report may make it more difficult for us to raise additional financing. In the absence of generating funds from operations or additional financings, we may be unable to remain in business.



We do not know if consumers will transfer funds over the Internet, which makes investing in our business very risky.

     Our business model calls for using the Internet to arrange for funds transfers and we can give no assurance that consumers will find this service attractive compared to current funds transfer services. Our consumer base will be further limited because our Web site requires users to speak English and to have a bank credit card. Even if consumers accept our funds transfer arrangements we cannot assure that the costs of marketing to funds transfer consumers will allow us to earn a profit.

We may suffer losses as a result of funds transfers due to fraud.

     We do not extend credit in connection with our Web based funds transfers. Rather, KeyCom charges the credit card of the person initiating the funds transfer. Nevertheless, we could be sued by credit card companies or credit card holders whose credit cards are fraudulently used to initiate funds transfers. A significant number of fraudulent transactions could potentially adversely affect our cash flow and results of operations if we are forced to reimburse KeyCom, credit card holders or credit card companies for fraudulent funds transfers.

If our Internet-based funds transfers are intercepted we could be liable to our customers who do not receive their funds or who originated the funds transfer for the amount of the transfer.

     If third parties breach our Internet security precautions, these third parties may divert transferred funds to their own use. In this event, KeyCom and we might be liable to the originator or anticipated recipient of the funds transfer which was diverted for the amount of the funds transfer.

Our executive officers only devote a limited amount of time to our operations, which could delay the time necessary to begin operations.

     Our three executive officers expect to devote only 40 hours each per month to our operations, in the case of Messrs. Mathis and Perkins, and 70 hours per month in the case of Mr. Carpenter. This limited amount of time could delay our ability to complete the development of our Web site and begin revenue producing operations.


Shares of our common stock which are eligible for sale by our stockholders may decrease the price of our common stock.

     Upon completion of the offering, we will have 1,850,000 shares outstanding comprised of 500,000 shares offered to investors by this prospectus and 1,350,000 restricted shares which will be eligible for resale in January 2002. If our stockholders or any other holders sell substantial amounts of our common stock, the market price of our common stock could decrease.

You will be unable to sell our common stock unless a trading market develops.

     Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the Nasdaq Over-the-Counter Bulletin Board Trading System pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain a listing. The Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker- dealers that make a market in particular stocks. There is also a greater chance of market volatility for securities that trade on the Bulletin Board as opposed to a national exchange or quotation system.

                                 USE OF PROCEEDS


     The net proceeds of the offering after payment of $110,000 of expenses will be $40,000 if the minimum 150,000 shares are sold, and $390,000 if all 500,000 shares are sold. In addition, we will have available to us $65,000 which represents prepayments already made by us on our $110,000 of total expenses. We expect to use the net proceeds, which totals $105,000 and $455,000 of proceeds after adding back the $65,000 of prepaid expenses, over a six-month period in the following order of priority:


Purpose                                      Minimum                  Maximum
-------                                      -------                  -------
Gross proceeds                               $150,000                $500,000
Less offering costs net of
  prepaid expenses                             45,000                  45,000
                                             --------                --------
Net proceeds                                 $105,000                $455,000


Development of our Web site                  $ 45,000                $ 45,000
Establish remittance locations               $ 15,000                $200,000
Marketing expenses                           $  5,000                $ 80,000
Repayment of loans from officers             $ 35,000                $ 35,000
Working capital                              $  5,000                $ 95,000
                                             --------                  -------
TOTALS                                       $105,000                $455,000
                                             ========                ========



     In March 2001 we borrowed $35,000 from Business Development Corporation and Mathis Family Partners, Ltd., two entities owned and controlled by our two executive officers, which we used to prepay $35,000 of our offering expenses representing legal and accounting fees. The loan is evidenced by a promissory note bearing interest at 12% per annum and is due the sooner of the closing of the offering or June 2002. In May 2001 we borrowed an additional $10,000 from Business Development Corporation for working capital which is to be repaid by September 30, 2002 and will not be paid using proceeds of the offering.

     Working capital will be used to cover our general and administrative expenses such as employee compensation, office expenses and office equipment leases, in that priority. If only the minimum proceeds are received we will not add additional employees and will limit our office expenses to telephone, fax and email. Proceeds not immediately needed will be invested in bank certificates of deposit, treasury bills, insured bank deposits or similar investments.

                                    DILUTION


     At May 31, 2001, the net tangible book value of our outstanding shares of common stock was $(36,939), or $(.03) per share. "Net tangible book value" per share represents the total amount of our tangible assets, less the amount of our liabilities, divided by the number of shares of common stock outstanding. Without taking into account any changes in net tangible book value after May 31, 2001, other than to give effect to the sale of all 500,000 shares of common stock offered at the public offering price of $1.00 per share, less estimated costs of the offering, our net tangible book value at May 31, 2001, would have been $417,913, or approximately $.23, per share. This represents an immediate increase in net tangible book value of $.26 per share of common stock to our existing stockholders, and an immediate dilution of $.77 per share to new investors at May 31, 2001.


     "Dilution" per share represents the difference between the price to be paid by the new stockholders and the net tangible book value per share of common stock immediately after this offering. The following tables illustrate this per share dilution at May 31, 2001 assuming the minimum and maximum number of shares are sold:



                                                                 Maximum           Minimum
                                                                 -------           -------
Initial public offering price per share:                          $1.00             $1.00
  Net tangible book value per share before
    the offering:                                                 $(.03)            $(.03)
  Increase in net tangible book value per share
    attributable to new investors purchasing
    in the offering:                                              $ .26             $ .08
Net tangible book value per share after the offering:             $ .23             $ .05
Dilution per share to new investors:                              $ .77             $ .95
Dilution as a percentage of the per share purchase price:           77%               95%

     The following table sets forth the number of shares of common stock purchased, for both the minimum and maximum offering, the total consideration paid, before the deduction of offering expenses, and the average price per share paid by our existing stockholders as of May 31, 2001, and new investors purchasing the shares of common stock offered:





                                      Shares Purchased                    Total Consideration
                                      ----------------                    -------------------             Average Price
                                 Number           Percentage           Amount           Percentage          Per Share
                                 ------           ----------           ------           ----------          ---------
MAXIMUM OFFERING:
New investors                     500,000             27%             $500,000              94%               $1.00

Existing stockholders           1,350,000             73%             $ 30,000              6%                $ .02
                                ---------            ----             --------             ----
                    Totals:     1,850,000            100%             $530,000             100%
                                =========            ====             ========             ====


MINIMUM OFFERING:

New inventory                     150,000             10%             $150,000              17%               $1.00

Existing investors              1,350,000             90%             $ 30,000              83%               $ .02
                                ---------            ----             --------             ----

                    Totals:     1,500,000            100%             $180,000             100%
                                =========            ====             ========             ====


                                                       8

                                 CAPITALIZATION


     The following table sets forth our capitalization as of May 31, 2001:



                                                   May 31, 2001
                                                   ------------
Long-term liabilities                                $     0
Common Stock, $.001 par value,
    50,000,000 shares authorized,
    1,350,000 shares outstanding,
    1,850,000 shares outstanding,
      as adjusted                                    $ 1,350
Preferred stock, $.001 par value,
    5,000,000 shares authorized,
      no shares issued                               $     0
Additional paid-in-capital                           $28,650
Accumulated deficit                                  $(2,087)
         Total stockholders' equity                  $27,913
                                                     -------
         Total capitalization                        $27,913
                                                     =======

                             SELECTED FINANCIAL DATA

     The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited financial statement and related notes included elsewhere in this prospectus.

Statement of Operations data:

                                                    Period from January 9, 2001
                                                    (date of inception) through
                                                            May 31, 2001
                                                          ----------------
Total costs and expenses                                     $ 2,087
Operating loss                                               $(2,087)
Net loss                                                     $(2,087)
                                                             =======
Net loss per share                                           $  --
                                                             =======
Weighted average number of shares
  of common stock outstanding                              1,350,000
                                                           =========

Balance Sheet data:

                                                               As of
                                                           May 31, 2001
                                                         ----------------
Cash and cash equivalents                                     $  8,061
Total assets                                                  $ 72,913
Total liabilities                                             $ 45,000
Stockholders' equity                                          $ 27,913

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. This discussion should be read in conjunction with our audited financial statements and notes included elsewhere in this prospectus. Results of Operations.


     Period from inception (January 9, 2001) to May 31, 2001.

     We commenced operations on January 9, 2001. From January 9, 2001 through May 31, 2001, we reported no revenue. Our expenses were limited to costs incurred in connection with entering into our agreement with KeyCom and preparing this prospectus. All of our expenses were paid in cash.


Plan of Operations.


     The net proceeds of the offering are expected to satisfy our operating expenses for six months following the offering. We expect to use the proceeds to complete the development of our Web site, establish remittance locations, provide us with marketing funds and repay $35,000 of loans from our two stockholders. If we do not generate revenue within six months following the offering, we will seek to raise additional funds at least for the following six months, to meet our cash needs, although we can give no assurance that we will be able to do so.


     We do not intend to conduct research and development beyond completing our Web site and we have no commitments to purchase plants or equipment or add employees. We will focus our limited cash resources on completing our Web site in order to begin soliciting fees for funds transfers and obtaining remittance locations for XTRAN transactions, which will earn us location fees and commissions on funds transfers originating from these locations.

     If only the minimum proceeds are raised, we will focus first on completing our Web site as we will only have a small amount of funds available to establish remittance locations and to conduct marketing. Accordingly, any revenue we might earn from establishing remittance locations or conducting marketing to improve our Web site traffic could be further limited by our cash resources.

     We expect to complete the development of our Web site for funds transfer by the third quarter of 2001. Because we have limited funds, we intend to direct our initial marketing efforts to Internet users who are expatriates of countries served by XTRAN and who live in concentrated geographical locations where marketing is expected to be more cost effective. An example of this approach is our expected emphasis upon expatriates of Jamaica living in New York and Florida and expatriates of Mexico living in California and Texas.

     With respect to our rights to obtain new remittance locations for XTRAN, we intend to focus first on locations in Florida, followed by locations in other expatriate concentrated population centers such as New York, California and Texas. In this regard, we will direct our selling efforts to operators of retail store chains and to non-bank financial services companies in the U. S. and abroad in order to maximize our marketing budget.


     If we are unable to generate revenue within six months from the date of the closing of the offering, we will be required to limit our operations based upon our cash flow, if any. Specifically, we would be unable to continue our marketing efforts and might have to terminate our efforts to obtain remittance locations for XTRAN in order to reduce employee expenses. If our revenue were too small to even offset our overhead expenses, we could be forced to cease operations.


Liquidity and Capital Resources.

     To date we have not generated any revenue from operations. Funds used in our organizational activities were provided in the form of a $30,000 equity investment and $45,000 in loans both from our two stockholders which we used to prepay $65,000 of our offering expenses. The loans are evidenced by promissory notes bearing interest at 12% per annum and are due the earlier of completion of the offering or June 30, 2002. There are no agreements among officers, directors or shareholders to loan us additional funds in the future.

     We expect to need additional funds to finance the further development of our funds transfer business, in addition to the funds which may be generated from this offering. However, there can be no assurance that such funds will be available to us or that adequate funds for our operations, whether from debt or equity financings, will be available when needed or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay or curtail some or all of our business efforts. Any additional equity financing may involve substantial dilution to our then-existing stockholders.

                                    BUSINESS

History and Current Operations.

     We were organized as a Nevada corporation in January 2001. Our offices are located at 26 West Dry Creek Circle, Suite 600, Littleton, Colorado 80120, and our telephone number is (303) 794-9450. Our Web site address will be www.xtran123.com. We do not expect the Web site to be operational until the third quarter of 2001.

     In February 2001 we entered into an agreement with KeyCom, Inc. which we refer to as a Master Agency Agreement. KeyCom developed, and now operates under the trade name XTRAN, an electronic system for transferring funds from one location to another. Currently, XTRAN initiates funds transfer from approximately 400 remittance locations in New York and Florida and electronically transfers the funds to any of KeyCom's 2,100 payout locations in Jamaica, Mexico and Central America. A remittance location is any retail store or business that is authorized to accept consumer funds for transfer by the sender. A payout location is any retail store or business that is authorized to pay out transferred funds to the recipient.

     Under the Master Agency Agreement, we obtained the exclusive right to initiate funds transfers from a Web site we are developing to any XTRAN payout location. We intend to use XTRAN's proprietary software linked to our Web site in order to complete funds transfers. The products and services offered on our Web site will be limited to initiating funds transfers. We also have the right to earn fees from KeyCom for obtaining additional XTRAN remittance locations worldwide. Foreign exchange rates do not play a role in our business, as all funds are transferred in U.S. dollars.

     We have an exclusive license with KeyCom to act as its agent to market its electronic funds transfer system through the Internet and a non- exclusive right to be compensated for merchant remittance locations we obtain for KeyCom. Should KeyCom elect not to honor its exclusive agreement with us or cease its electronic funds transfer operations, we would be materially adversely affected in that we would be unable to continue in that business. Moreover, we can only market our Web based transfers of funds to destinations in which KeyCom has obtained payout locations. Accordingly, should KeyCom fail to obtain a significant number of such payout locations, our business will be extremely limited.

     We are a development stage enterprise and have not commenced operations or generated any revenue. We intend to use the proceeds of the offering to complete the development of our Web site for funds transfers and to begin soliciting XTRAN remittance locations in Florida. In order to achieve revenue and profitability, we must complete the development of and then market our funds transfer Web site. We cannot assure you that our Web based funds transfer business will ever achieve broad market acceptance, profitability or positive operating cash flow.

     Our limited operating history, lack of revenue to date and the uncertainty of the electronic funds transfer market in which we intend to operate, make any prediction of our future results of operations difficult or impossible. We expect to increase considerably our operating expenses in the future, particularly expenses to develop our Web site and establish remittance locations. We do not expect that our revenue will cover these expenses. As a result, we expect to incur significant losses and expect that we will need to raise additional capital. We cannot assure that we will be able to raise additional capital and we do not know what the terms of any such capital raising would be. Any future sale of our equity securities would dilute the ownership and control of our stockholders and could be at prices substantially below the offering price. Our inability to raise capital could require us to significantly curtail our operations.


KeyCom and XTRAN.


     KeyCom was incorporated in Delaware in July 1997, is based in Westlake Village, California and its sole business is the operation of the XTRAN system. KeyCom has been in business for over four years. KeyCom developed XTRAN as a method for transferring cash by electronic means, which KeyCom believes offers significant technological and cost advantages over traditional funds transfer systems currently used by market leading competitors such as Western Union and MoneyGram. XTRAN is KeyCom's sole product and is not protected by any intellectual property rights, although the name XTRAN is a registered trade name.


     XTRAN's electronic transfer system employs specially programmed point of sale terminals, which are the terminals that read credit cards or ATM cards at the cash register. XTRAN transfers cash electronically through commercial banks that move the funds between remittance and payout locations. Bank wire systems used by competitors generally transfer funds between separate banks for the remitter location and payout location and often require more paperwork than required using the XTRAN system. XTRAN transfers are simple and secure, allowing funds transfer agents to be quickly trained. However, the speed of the transaction is similar to that of a wire transfer and the two systems are not easily differentiated by the consumer.

     XTRAN believes its funds transfer system is user friendly. The person originating the funds transfer, often referred to as the remitter, tenders cash or a credit card, the agent programs numbers into the XTRAN terminal, a receipt is generated and the funds are available nearly instantly at the receiving payout destination point, directed solely by pin number and transaction number, to the person entitled to receive the funds. The user also receives a free 2-minute telephone card to arrange for funds pick-up with the recipient. The simple tasks performed by the XTRAN agent at a typical retail location set into motion the following series of computer-driven processes that make XTRAN work seamlessly:

     o    The receiving point is notified;

     o The system that accomplishes the withdrawal and transfer of funds is alerted;

     o Cash is withdrawn from the sending location and transferred to central banking locations for electronic re-transmittal;

     o Cash is then transmitted from central banking locations to the proper receiving accounts;

     o    Fees are identified for payment through the XTRAN distribution system;
          and

     o    Transfers are tracked through secure Internet routing.

     Expatriates sending funds to their country of origin and individuals without bank accounts are two segments of the repetitive funds transfer business. KeyCom has elected to concentrate its initial funds transfer marketing efforts to specific targeted expatriate populations. Specifically, KeyCom selected Jamaica, Mexico and Cuba as well suited for its initial marketing emphasis. This market is easy to identify and therefore reach because these expatriate populations are concentrated in certain ethnic neighborhoods. This concentration allows KeyCom to focus on existing retail chains in these target remittance and payout markets.

     Jamaicans in the United States have concentrated their populations in readily identifiable areas, such as specific neighborhoods in Queens, the Bronx and Brooklyn, New York, and Ft. Lauderdale, Florida. Other concentrated populations exist in Toronto, Canada and other smaller cities throughout the United States. KeyCom has an exclusive agreement with Paymasters (Jamaica), LTD. which operates 51 utility payment locations on Jamaica to provide XTRAN with payout locations and has over 200 remittance terminals in Jamaican neighborhoods in New York and South Florida.

     In Mexico, KeyCom has contracted with Gigante Mercados S. A., Dimex S.A. and Central de Communicaciones S.A. which operate in the aggregate over 1,100 agent locations throughout Mexico, to act as payout locations. KeyCom has also joined the Mexican American Grocer's Association, which has hundreds of retail member stores suitable for use as remittance locations in Southern California, Texas, New Mexico and Arizona, where Mexicans and Mexican-Americans concentrate.

     The heaviest concentration of Cuban expatriates live in the South Florida area. KeyCom has contracted with Global Cash, S. A. which will provide over 500 payout locations through its relationships with banks in Cuba and with other retail locations in Nicaragua, El Salvador, Honduras and Costa Rica. U.S. originated funds transfers destined for Cuba must be routed through Central American locations to comply with U.S. regulations concerning doing business in Cuba.

Strategy.

     Our strategy is to:

     o    Complete the development of our Web site;

     o Solicit XTRAN remittance locations first in Florida and then in other U.S. and foreign locations;

     o Direct our Web site marketing specifically to concentrated populations of expatriates whose countries or origin contain multiple XTRAN payout locations;

     o Direct our remittance location marketing efforts to retail chain store operators; and

     o Offer Web based funds transfer services at rates below those of our competitors.


     If only the minimum proceeds are raised, we will focus first on the completion of our Web site and the solicitation of XTRAN remittance locations. Since we will have only a $5,000 budget for marketing if only the minimum proceeds are raised, our marketing efforts will be limited to advertisements in local newspapers covering Jamacian populations in New York and Florida. For a complete breakdown of our use of proceeds if only the minimum proceeds are raised, please see "Use of Proceeds".

     We expect to complete the development of our Web site for funds transfer by the third quarter of 2001. Because we have limited funds, we intend to direct our initial marketing efforts to Internet users who are expatriates of countries served by XTRAN and who live in concentrated geographical locations where marketing is expected to be more cost effective. An example of this approach is our expected emphasis upon expatriates of Jamaica living in New York and Florida and expatriates of Mexico living in California and Texas.

     With respect to our rights to obtain new remittance locations for XTRAN, we intend to focus first on locations in Florida, followed by locations in other expatriate concentrated population centers such as New York, California and Texas. In this regard, we will direct our selling efforts to operators of retail store chains and to non-bank financial services companies in the U. S. and abroad in order to maximize our marketing budget.

     XTRAN's funds transfer rates are less than those of its competitors. Based upon XTRAN's rates to us we believe that we will be able to offer XTRAN's funds transfer services at rates below those of our competitors. XTRAN is able to charge lower rates because there is a high profit margin in funds transfers. However, should rates of competitors be lowered in the future, XTRAN and we may no longer be able to offer lower rates than competitors.

Web Based Transfer of Funds.

     We are developing a Web site that will allow our customer to initiate, from the customer's computer, a funds transfer transaction to a specific recipient at a designated payout location within the XTRAN system. XTRAN uses the customer's credit card or ATM card and other identifying customer information in order to allow the customer to transfer the funds in a secure environment. Because there are security considerations for Web based funds transfers, we are carefully considering the type of software that will be used and the methods we deploy.

     Our Web site will be designed to promote ease of use and is expected to be a less expensive alternative for executing a funds transfer transaction. Our Web site will also provide a directory of XTRAN payout locations so that the customer will have access to the address of a payout location close to the recipient. XTRAN also provides a two minute phone card to be used by the customer to relay transaction and security code information to the recipient.

     Rapidly changing technology and frequent new product and service introductions characterize the market for Internet and electronic funds transfer companies. Our future success will depend on our ability to maintain a fast and secure Web site for funds transfers in response to other competitive product offerings. Our efforts in these areas may not be successful.

Our KeyCom Master Agency Agreement.

     Under our Master Agency Agreement with KeyCom, we obtained the exclusive right as XTRAN's agent to originate funds transfers from our Web site to any payout location which accepts XTRAN funds transfers. We also have the right to use XTRAN's trademark and logos. Currently XTRAN has payout locations in Jamaica, Mexico and Central America. Under the agreement we receive a fee of 15% of the fee charged the customer by XTRAN to complete funds transfers from our Web site.


     Our Master Agency Agreement also entitles us to obtain on a non-exclusive basis remittance locations for XTRAN anywhere in the world on a non-exclusive basis. In such event, we are entitled to receive for funds transfer initiated from remittance locations we developed for Key Com, 9% of the fee charged by XTRAN for payouts outside the U.S. and 5% of XTRAN's fee for payouts within the U.S. We are also entitled to a fixed fee of $225 for each remittance location established by us for XTRAN. We employ one employee for 30 hours per week in Florida to assist us in obtaining remittance locations. This employee's compensation is limited to a fee of $125 for each remittance location. XTRAN's fees to its customers range from .8% to 19% of funds transferred within and outside the United States based upon the amount of each funds transfer. The larger the amount transferred the smaller the percentae fee. Transfers under $50.00 are charged $9.50 each and transfers over $750 are charged $24.50 each. The minimum transfer is $9.50 and the maximum transfer is $9,900. We do not charge any additional fees to XTRAN customers. We are responsible for our own expenses in connection with obtaining funds transfer business through our Web site and in obtaining remittance locations. The following chart sets forth the fees charged by XTRAN based upon the amount of funds transferred:

                AMOUNT OF TRANSFER              FEE CHARGED
                ------------------              -----------
                    Up to $50                      $ 9.50
                  $50.01 to $150                   $14.50
                 $150.01 to $750                   $19.50
                $750.01 to $9,900                  $24.50




     The Master Agency Agreement is not terminable by either party unless breached by the other party. We are not required to generate any minimum number or amount of Web based transactions in order to maintain our exclusive Internet funds transfer rights. However, should KeyCom breach the agreement for any reason or cease its funds transfer business we would be unable to remain in the funds transfer business.

Marketing.

     We intend to reach prospective customers by targeting our advertising and benefitting from XTRAN's advertising in the concentrated population centers in which these customers reside which initially will be Jamaican expatriates living in New York and Florida and Mexican expatriates living in California. Our advertising will include local and neighborhood foreign language newspapers, direct mailings and pamphlets distributed by XTRAN and its local merchants. We may also use Web based advertising links and banners on Web sites and portals which appeal to our target customers, as well as affiliate programs and search engine listings. We will attempt to use key words and phrases for funds transfers in order to improve our placement ranks in search engines. Nevertheless, our market will initially be further limited to Jamaicans and Mexicans who speak English and have a bank credit card against which the funds transfers will be charged. We hope to provide a Spanish language Web site in the future, but cannot assure we will be able to do so.

     With respect to our marketing to obtain remittance and payout locations, we intend to target U.S. and foreign chain stores which have the potential to serve as both remittance and payout locations. We will also target international financial service companies, including banks, that offer check cashing, prepaid telephone cards and prepaid cellular services to their customers. We will also market to retail grocery stores that offer non-bank financial services. We will focus primarily on merchants already selling products using an existing point of sale terminal rather than customers that require installation of new point of sale terminals.

Government Regulation.

     Various aspects of KeyCom's service areas are indirectly subject to federal and state regulation. However, neither KeyCom or we are required to be licensed by federal or state regulatory agencies for the reasons stated below.

     Although many states license funds transfer companies and may require bonds or other forms of collateral, compliance with these laws is the responsibility of KeyCom's commercial banks who handle the funds transfers, and not by KeyCom or us. We simply act as a remittance agent to KeyCom, similar to the retail stores which initiate funds transfers to payout locations. KeyCom is not required to be licensed by the federal government or any foreign government because it does not handle funds. All funds transfers to Cuba are initiated by KeyCom's banks in Canada and sent to payout locations in Cuba licensed by the Cuban government. However, if KeyCom's commercial banks fail to comply with applicable laws or regulations and KeyCom is prohibited from doing business in any state or market, we would be unable to originate funds transfers in those locations.

Competition.

     The consumer funds transfer services industry is large and intensely competitive. Our primary competitor will be the two multinational companies serving our industry, Western Union and MoneyGram, as well as smaller local and regional funds transfers companies. Western Union is a wholly-owned subsidiary of First Data Corporation, a public company, and MoneyGram is a wholly-owned subsidiary of Travelers Express Company, Inc., which in turn is a wholly-owned subsidiary of Viad Corp., a public company. These two companies have substantially longer operating histories, greater name recognition and financial resources than we. Applicable competitive factors in the funds transfer business relate to the amount charged for the funds transfer, the convenience of multiple remittance and payout locations and the variety of other financial products offered at the remittance or payout locations. Through KeyCom, we have substantially fewer remittance and payout locations than competitors and offer no financial products other than our funds transfer. KeyCom and we also have little name recognition and significantly smaller financial resources for marketing and other purposes. We intend to charge less for our funds transfers but cannot assure that our competitors will not also lower their funds transfer charges in the future.

     XTRAN's funds transfer rates are less than those of its competitors. Based upon XTRAN's rates to us we believe that we will be able to offer XTRAN's funds transfer services at rates below those of our competitors. XTRAN is able to charge lower rates because there is a high profit margin in funds transfers. However, should rates of competitors be lowered in the future, XTRAN and we may no longer be able to offer lower rates than competitors.

Employees.

     We have one employee and three executive officers. The employee works 30 hours per week and our three executive officers work part-time and are uncompensated.

     Competition for qualified employees in the Internet services and electronic funds transfer industries is intense and there are a limited number of people with knowledge of and experience in either industry. The process of locating personnel with the skills required to carry out our strategies may be lengthy and costly. We do not have employment agreements with any of our executive officers nor do we carry key man insurance on their lives. Our success depends to a significant degree upon our ability to attract and retain qualified management, technical, marketing and sales personnel and upon the continued contributions of such people. Our employee and executive officers may voluntarily terminate their employment with us at any time. We cannot assure you that we will be successful in attracting and retaining qualified executives and personnel or that we will have the funds to pay such personnel. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on our business, operating results and financial condition.

Facilities.

     Our President provides us with 450 square feet of office space in his offices at 26 West Dry Creek Circle, Suite 600, Littleton, Colorado 80120 on a month to month basis at no cost to us.

                                   MANAGEMENT

Directors and Executive Officers.

         The following table sets forth information regarding our executive officers and directors:
                                                                   Officer/
            Name          Age               Office              Director Since
            ----          ---               ------              --------------

Earnest Mathis, Jr.       41       Chief Executive Officer,      January 2001
                                   Chief Financial Officer
                                   and Director

Van R. Perkins            54       Vice President, Secretary     January 2001
                                   and Director

Michael G. Carpenter      44       Chief Technical Officer       February 2001

     Directors hold office for a period of one year from their election at the annual meeting of stockholders and until their successors are duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board of Directors. None of the above individuals has any family relationship with any other. Our audit committee is composed of Messrs. Mathis and Perkins. Directors do not receive payment for attending Board meetings, but are reimbursed for out-of-pocket expenses.

     The following is a summary of the business experience of our three executive officers and directors, none of whom has had any experience managing Internet companies or companies engaged in the funds transfer business:

     Earnest Mathis, Jr. has been President and a director of Inverness Investments, a privately held financial consulting company based in Denver, Colorado, since 1987. Since February 1998, Mr. Mathis has also been a manager of Amerigolf, LLC, a golf course development company. From January 1997 to March 1999, Mr. Mathis was President of Integrated Medical Services, Inc., a medical waste processor. He is a director of Vov Enterprises, Inc., Zedik Enterprises, Inc., Milestone Capital, Inc. and Care Concepts, Inc. all of which are inactive companies with no current business operations that are seeking to merge with operating companies, but are subject to SEC reporting requirements. Mr. Mathis attended Denver University where he studied finance. He devotes 40 hours per month to our affairs.

     Van R. Perkins has been the President and Chief Executive Officer of Business Development Corporation, a privately held Colorado corporation, since 1985. Business Development Corporation is engaged in the business of investing in securities for its own account and in providing strategic financial consulting services. He devotes 40 hours per month to our affairs.

     Michael G. Carpenter agreed to become our Chief Technical Officer in February 2001. Since January 2000, Mr. Carpenter has been the Chief Executive Officer of Linux Wizardry, Inc., a software company that produces new products in the Linux and router areas. From July 1997 to January 2000, Mr. Carpenter was President of Internet Software Group, a firm specializing in the development of database-driven Web sites. In 1999 Mr. Carpenter was also employed by IBM in its voice synthesis software division. From October 1997 to December 1998, Mr. Carpenter was also employed by Motorola as a system administrator. From December 1994 to September 1997, Mr. Carpenter was President and founder of EmiNet Domain, Inc., a Web design and programming company. He devotes ten hours per month to our affairs but is expected, upon completion of the offering, to devote up to 70 hours per month for which he will be compensated on an hourly basis.

Significant Employee

     Russell Pollock, age 38, became our Locations Director in April 2001 and is directly responsible for finding new remittance locations for us to provide to KeyCom. From August 2000, until he joined us, Mr. Pollock was senior project manager for KeyCom. From June 1988 to July 2000, Mr. Pollock was employed by Vehicle Specialists as its Sales Manager. We have agreed to pay Mr. Pollock $125 for each remittance location he provides to us. Mr. Pollock devotes 30 hours per week to our affairs.

Prior Blank Check Involvement


     A blank check company is a newly formed or existing company which has no business plan or its business plan is to merge into or acquire an operating company. Often, blank check companies raise funds from investors before seeking a merger or acquisition of an operating company, in which event the investors have in effect given management a "blank check" to invest their funds in any operating company selected by management, without approval of the investors.


Earnest Mathis, Jr.

     From September 1988 to 2000, Mr. Mathis was President and director of Express Capital Concepts, Inc., a blank check company. Express Capital is a Delaware corporation formed in May 1988, which completed a public offering of its securities in 1989 under a registration statement on Form S-18. In 2000 Express merged with privately-held GreyStone Technologies, Inc., and Mr. Mathis resigned as an officer and director of Express. No other relationship existed with GreyStone following the merger. GreyStone is an operating company engaged in the design, manufacture and marketing of proprietary software and trades on the Bulletin Board under the symbol "GSTN."

     From April 1994 to February 1997, Mr. Mathis was President and a director of Galt Financial Corporation, a Colorado corporation formed in June 1987. Prior to Mr. Mathis being involved with Galt, the Company had completed a public offering through a registration statement on Form S-18. In February 1997 Galt completed a business combination with Capital Growth Holdings Corporation, a development stage financial services company, and Galt changed its name to Microcap Financial. Mr. Mathis resigned as an officer and director of Galt upon the completion of the business combination. No other relationships existed with Galt after the completion of the business combination. In 1999 Galt changed its name to Globalnet Financial.com, Inc., and its securities began trading on the Bulletin Board under the symbol "GLBN."

     From May 1994 to September 1996, Mr. Mathis was President and a director of Dynasty Capital Corporation, a Florida corporation formed in October 1986. Prior to Mr. Mathis's involvement, in June 1987, Dynasty completed a public offering of its securities, and in May 1994 Mr. Mathis purchased stock from Dynasty. In September 1996 Dynasty completed a business combination with Visitor Services, Inc., an operating company engaged in travel services. Dynasty changed its name following the combination to Visitor Services International Corp., and trades on the Bulletin Board under the symbol "TSIG." Mr. Mathis resigned as an officer and director upon completion of the combination. No other relationships existed with Dynasty after completion of the business combination. Mr. Mathis has not received any compensation from Dynasty.

     From April 1996 to April 1999, Mr. Mathis was President and a director of Cancun Acquisitions, Inc., a Colorado corporation formed in April 1989. In April 1999 Cancun completed a business combination with privately-held Metallico, Inc., an operating company engaged in fabricating, smelting and refining of lead and non-ferrous scrap metal recycling. Cancun changed its name to Metallico, Inc. Mr. Mathis resigned as an officer and director of Cancun upon completion of the business combination. No other relationship existed with Cancun after the completion of the business combination. To date, Metallico has not traded on any public market.

     From February 1996 to February 1998, Mr. Mathis was President and a director of Hai Enterprises, Inc., a Colorado corporation formed in February 1996. In February 1998 Hai completed a business combination with Wrapsters, Inc. Upon completion of the transaction Hai changed its name to Wrapsters, Inc. Wrapsters was an early stage company engaged in the development of fast food sandwich shops whose securities trade on the Bulletin Board under the symbol "WRAP." Mr. Mathis resigned as an officer and director of Hai upon the completion of the business combination. No other relationships existed with Hai after the completion of the business combination. Mr. Mathis has not received any compensation from Wrapsters.

     From February 1996 to September 1998, Mr. Mathis was President and a director of Gimmel Enterprises, Inc., a Colorado corporation formed in February 1996. In September 1998 Gimmel completed a business combination with Win Systems, Inc., an operating company engaged in post-secondary education. After the combination took place, Gimmel changed its name to Whitney Information Network, Inc. Whitney's securities trade on the Bulletin Board under the symbol "RUSS." Mr. Mathis resigned as an officer and director of Gimmel upon the completion of the business combination. No other relationships existed with Gimmel after the completion of the business combination.

     From February 1996 to March 1999, Mr. Mathis was President and a director of Zion Enterprises, Inc., a Colorado corporation formed in February 1996. In March 1999 Zion Enterprises completed a business combination with Genysis Information Systems, Inc., an operating company engaged in the development of enterprise software. After the combination took place, Zion changed its name to Genysis Information Systems, Inc. Mr. Mathis resigned as an officer and a director of Zion upon the completion of the business combination. No other relationships existed with Zion after the completion of the business combination. To date, Genysis has not traded on any exchange. Mr. Mathis has not received any compensation from Genysis.

     From February of 1996 to present, Mr. Mathis has been President and a director of Zedik and Vov.

     In February 1999, Mr. Mathis purchased controlling interest in publicly-held Milestone Capital, Inc., a Colorado corporation formed in February 1987, from an insider of Milestone. Since February 1999, Mr. Mathis has been President and director of Milestone. Milestone has had no operations during the past three years, and its securities trade on the Bulletin Board under the symbol "MLSP".

     In March 2001 Mr. Mathis became President and a director of Care Concepts, Inc., a publicly-held company which was engaged in van conversion until 1997. Care's shares trade on the Bulletin Board under the symbol "CARE."

Van R. Perkins

     In 1996 Mr. Perkins became President, director and a founding shareholder of Florida Venture Fund, Inc. Florida Venture Fund, Inc. sold 29,500 shares of common stock for $.10 per share in a self-underwritten private offering in March of 1990. During February 1999, Florida Venture Fund, Inc. completed a business combination with Information Highway, Inc., a Washington corporation. As a part of the foregoing, Florida Venture Fund, Inc. changed its name to Information-Highway.com, Inc. The common stock of Information-Highway.com, Inc. trades on the Bulletin Board under the symbol "IHWY." On the closing date of the business combination, Business Development Corporation, of which Mr. Perkins is the controlling shareholder, was paid a fee in the amount of $100,000 in connection with the completion of the business combination. During 1999 and 2000, Business Development Corporation sold substantially all of its common stock of Information-Highway.com, and Mr. Perkins has had no further relationship or transactions with Information-Highway.com Inc. since the completion of the business combination.

     In December of 1996 Mr. Perkins became President and sole director of Zycom Inc. From 1984 to 1999, Mr. Perkins acquired shares of the common stock of Zycom, Inc. In April of 2000, Zycom acquired controlling interest in Tutornet.com, Inc., and Zycom changed its name to Tutornet.com Group, Inc. In April 2000, Mr. Perkins resigned all executive positions in Zycom. The common stock of Tutornet.com Group, Inc. trades in the pink sheets under the symbol TTNP.

     Mr. Perkins has no current involvement in any blank check companies.


Executive Compensation.

     None of our executive officers has received or currently receives compensation. We do not have employment agreements with any of our executive officers.


     We have developed a stock option plan, under which one of our executive officer has been granted stock options under the plan to purchase up to 100,000 shares at $.25 per share.


Stock Option Plan.

     In February 2001, our stockholders adopted our 2001 Stock Option Plan, which provides for the grant to employees, officers, directors and consultants of options to purchase up to an aggregate of 250,000 shares of common stock, consisting of both "incentive stock options" within the meaning of Section 422A of the United States Internal Revenue Code of 1986 (the "Code") and "non-qualified" options. Incentive stock options are issuable only to employees, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to employees.

     The Plan is administered by our board of directors, which determines those individuals who are to receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock that may be purchased under each option, and the option price.

     The per share exercise price of the common stock subject to an incentive stock option or non-qualified option may not be less than the fair market value of the common stock on the date the option is granted. The per share exercise price of the common stock subject to a non-qualified option will be established by the board of directors. The aggregate fair market value, determined as of the date the option is granted, of the common stock that any employee may purchase in any calendar year pursuant to the exercise of incentive stock options may not exceed $1,000,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of our stock is eligible to receive any incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the common stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

     No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee has three months after such termination during which he or she can exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, his or her option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non- qualified options.

     Options under the Plan must be granted within ten years from the effective date as amended of the Plan. The incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to 10% or greater stockholders are limited to five year terms. Options granted under the Plan may provide for the payment of the exercise price in cash or by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of common stock to purchase additional shares of common stock and may possibly exercise all of his stock options with no additional investment other than his original shares.

     Any unexercised options that expire or that terminate upon an optionee ceasing to be an officer, director or an employee becomes available once again for issuance. To date, we have granted 100,000 options under the Plan to Mr. Carpenter, one of our executive officers, and 25,000 options to an employee, all of which are exerciseable at $.25 per share.


Liability and Indemnification of Officers and Directors.

     Our Articles of Incorporation provides that our directors will not be liable for monetary damages for breach of their fiduciary duty as directors, other than the liability of a director for:

     o An intentional breach of the director's fiduciary duty to our company or our stockholders;

     o Acts or omissions by the director which involve intentional misconduct, fraud or a knowing violation of law; or

     o    The payment of an unlawful dividend, stock purchase or redemption.

     Our Articles of Incorporation also require us to indemnify all persons whom we may indemnify pursuant to Nevada law to the full extent permitted by Nevada law.

     Our bylaws require us to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in our bylaws shall be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct. Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.



                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of our common stock owned, as of January 31, 2001, by:

     o    Holders of more than 5% of our common stock;

     o    Each of our directors; and

     o    All of our directors and executive officers as a group.

     Each stockholder's address is in care of our company at 26 West Dry Creek
Circle, Suite 600, Littleton, Colorado 80120.

                                           Number of       Percent of Common         Percent of
                                       Shares of Common       Stock Owned              Common
Name of Beneficial Owner                  Stock Owned      Prior to Offering         Stock Owned
------------------------                  -----------      -----------------       After Offering
                                                                                   --------------


Mathis Family Partners, Ltd. (1)            450,000              33.3%                  24.3%
Van R. Perkins                              900,000              66.7%                  48.6%
Michael G. Carpenter (2)                    100,000               6.9%                   5.1%
All officers and directors as a           1,450,000               100%                  74.4%
  group (two persons)

(1) Earnest Mathis, Jr. our Chief Executive Officer, Chief Financial Officer and a director is the general partner of Mathis Family Partners, Ltd., a limited partnership.


(2) Represents stock options to purchase 100,000 shares at $.25 per share.


                                       24

                              PLAN OF DISTRIBUTION

     We are offering a minimum of 150,000 shares and a maximum of 500,000 shares on a self-underwritten basis directly to the public solely through our three officers and directors pursuant to Rule 3a 4-1 of the Securities Exchange Act of 1934. They will not receive any compensation for assisting us with the offering. No brokers or dealers will participate in the offering. Messrs. Mathis and Perkins may purchase up to 15,000 shares each and Mr. Carpenter may purchase up to 5,000 shares in the offering. If purchased, these shares will be acquired on the same terms as the shares offered by this prospectus and will be held for investment purposes only.


     We intend to apply to list our common stock on the Electronic Bulletin Board. Unless and until the common stock is accepted for listing, on the Electronic Bulletin Board or another exchange, no public market will develop for the resale of the securities.

     Prior to this offering, there has been no market for our securities. Accordingly, the public offering price for the shares was determined solely by us. Among the factors we considered in determining the public offering price were our record of operations, our current financial condition, our future prospects, the background of our management, and the general condition of the equity securities market.

Method of Subscribing.

     Persons may subscribe by completing and returning our subscription agreement. The offering price of $1.00 per share must accompany the subscription agreement. All checks must be made payable to "Key Bank - Instanet, Inc. Escrow Account." All checks will be transmitted to the escrow account by noon of the next business day following receipt. The minimum purchase is 250 shares for $250. Certificates for the shares subscribed will be issued within three business days following the closing of the offering.

Selling Period.

     The selling period of the offering will terminate 90 days from the date of this prospectus unless extended for up to an additional 60 days.

Minimum-Maximum and Escrow.

     Until the minimum 150,000 shares are sold, all funds will be deposited in a non-interest bearing escrow account at Key Bank, Denver, Colorado and such funds will only be invested in investments permissible under SEC Rule 15c2-4. In the event that 150,000 shares are not sold during the 90-day selling period commencing on the date of this prospectus, or during the 60 day extension, all funds will be promptly returned to investors without deduction or interest. If 150,000 shares are sold, we may either continue the offering for the remainder of the selling period or close the offering at any time.

Right to Reject.

     We reserve the right to reject any subscription, and to withdraw the offering at any time prior to acceptance of the subscriptions received, if acceptance of a subscription would result in the violation of any laws to which we are subject.

                  RELATED PARTY AND OTHER MATERIAL TRANSACTIONS



     Earnco MPP and Integrated Medical Services, Inc. both of which are owned and controlled by Mr. Mathis purchased $62,500 each of debt securities of KeyCom for a total purchase of $125,000. Business Development Corporation, owned and controlled by Mr. Perkins, purchased $225,000 of debt securities of KeyCom. These purchases were part of a private placement by KeyCom of its debt securities to a number of accredited investors. The debt securities are repayable only out of transaction fees charged by KeyCom for its funds transfers and included stock options to purchase shares of common stock of KeyCom. Neither Mr. Perkins nor Mr. Mathis nor any of the above entities nor any other officer, director or control person of our company hold any other interest in KeyCom nor are they officers, directors or principal stockholders of KeyCom.



                          DESCRIPTION OF CAPITAL STOCK

General.

     We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share.

Common Stock.

     At January 31, 2001, we had 1,350,000 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefor subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

     Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All of the outstanding shares of common stock are fully paid and non-assessable.


     Our common stock is not eligible for trading on any stock exchange and there can be no assurance that our common stock will achieve listing on any such exchange. We intend to apply for listing on the Nasdaq Over-the- Counter Bulletin Board Trading System pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including:

     o    The lack of readily available price quotations;
     o The absence of consistent administrative supervision of "bid" and "ask" quotations;
     o    Lower trading volume; and
     o    Market conditions.

     In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.

     Because our common stock is likely to fall under the definition of "penny stock," trading in our common stock, if any, is expected to be limited because broker-dealers are required to provide their customers with disclosure documents prior to allowing them to participate in transactions involving our common stock. These disclosure requirements are burdensome to broker-dealers and may discourage them from allowing their customers to participate in transactions involving our common stock.

     "Penny stocks" are equity securities with a market price below $5.00 per share other than a security that is registered on a national exchange; included for quotation on the Nasdaq system; or whose issuer has net tangible assets of more than $2,000,000 and has been in continuous operation for greater than three years. Issuers who have been in operation for less than three years must have net tangible assets of at least $5,000,000.

     Rules promulgated by the Securities and Exchange Commission under Section 15(g) of the Exchange Act require broker-dealers engaging in transactions in penny stocks, to first provide their customers a series of disclosures and documents, including:

     o A standardized risk disclosure document identifying the risks inherent in investment in penny stocks;
     o All compensation received by the broker-dealer in connection with the transaction;
     o    Current quotation prices and other relevant market data; and
     o Monthly account statements reflecting the fair market value of the securities. In addition, these rules require that a broker-dealer obtain financial and other information from a customer, determine that transactions in penny stocks are suitable for such customer and deliver a written statement to such customer setting forth the basis for this determination.



Preferred Stock.

     Shares of preferred stock may be issued from time to time in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. There are no shares of Preferred Stock outstanding.

Dividends.

     We do not intend to pay dividends on our capital stock in the foreseeable future.

Transfer Agent.

     Corporate Stock Transfer, Inc., Denver, Colorado is our transfer agent.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the offering, we will have 1,850,000 shares outstanding, of which 500,000 will have been registered by this prospectus. The remaining 1,350,000 shares may be sold by our two stockholders under Rule 144 of the Securities Act commencing January 2002.

     In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who owns shares that were purchased from us, or any affiliate, at least one year previously, including a person who may be deemed our affiliate, is entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

     o    1% of the then outstanding shares of our common stock; or

     o The average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

     Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us, or any affiliate, at least two years previously, is entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     Future sales of common stock by our stockholders under Rule 144 or otherwise or sales of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our stockholders or the effect, if any, that sales of shares by our stockholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by our stockholders could adversely affect prevailing market prices.

                                     EXPERTS

     Our financial statements included in this prospectus as of and for the period ended May 31, 2001, have been included in reliance on the reports of Ehrhardt Keefe Steiner & Hottman, PC, independent certified public accountants, given on the authority of this firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of our common stock offered hereby will be passed upon for us by the Law Office of Gary A. Agron, Greenwood Village, Colorado.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to our common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to our company, and the common stock offered hereby, reference is made to the registration statement and the exhibits filed as part of the registration statement. Following the effective date of the prospectus, we will be required to file periodic reports with the Securities and Exchange Commission, including quarterly reports, annual reports which include our audited financial statements and proxy statements. The registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048, after payment of fees prescribed by the Securities and Exchange Commission. You may obtain additional information regarding the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address: http://www.sec.gov.

                                 INSTANET, INC.
                          (a Development Stage Company)

                            Financial Statements and
                          Independent Auditors' Report

                 For the Period from January 9, 2001 (Inception)
                              Through May 31, 2001

                                 INSTANET, INC.
                          (a Development Stage Company)




                                Table of Contents
                                -----------------

                                                                         Page
                                                                         ----

Independent Auditors' Report........................................... F - 2

Financial Statements

         Balance Sheet................................................. F - 3

         Statement of Operations....................................... F - 4

         Statement of Stockholders' Equity............................. F - 5

         Statement of Cash Flows....................................... F - 6

Notes to Financial Statements.......................................... F - 7

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Instanet, Inc.
Littleton, Colorado

We have audited the accompanying balance sheet of Instanet, Inc. (a Development Stage Company) as of May 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from January 9, 2001 (Inception) through May 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Instanet, Inc. as of May 31, 2001, and the results of its operations and its cash flows for the period from January 9, 2001 (Inception) though May 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company is in the development stage and has not completed its capital raising activities to fund substantial initial operations. This condition raises substantial doubt about the Company's ability as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.



                                          Ehrhardt Keefe Steiner & Hottman PC

July 2, 2001
Denver, Colorado

                                 INSTANET, INC.
                          (a Development Stage Company)

                                  Balance Sheet
                                  May 31, 2001


                                     Assets

Current assets
   Cash                                                                $  8,061
                                                                       --------
     Total current assets                                                 8,061

Deferred offering costs                                                  64,852
                                                                       --------

Total assets                                                           $ 72,913
                                                                       ========

                      Liabilities and Stockholders' Equity

Notes payable                                                          $ 45,000
                                                                       --------
     Total liabilities                                                   45,000
                                                                       --------

Commitments

Stockholders' equity
   Preferred stock, authorized 5,000,000 shares,
    $.001 par value; none issued or outstanding                        $   --
   Common stock, authorized 50,000,000 shares,
    $.001 par value; 1,350,000 shares
    issued and outstanding                                                1,350
   Additional paid-in capital                                            28,650
   Accumulated deficit                                                   (2,087)
                                                                       --------
     Total stockholders' equity                                          27,913
                                                                       --------

Total liabilities and stockholders' equity                             $ 72,913
                                                                       ========

                       See notes to financial statements.

                                 INSTANET, INC.
                         (a Development Stage Company)

                             Statement of Operations
      For the Period from January 9, 2001 (Inception) through May 31, 2001





Revenues                                                            $      --

Expenses                                                                  2,087
                                                                    -----------

Net loss                                                            $    (2,087)
                                                                    ===========

Earnings (loss) per share - basic and diluted                       $      --
                                                                    ===========

Weighted average shares outstanding                                   1,350,000
                                                                    ===========


                       See notes to financial statements.

                                                        INSTANET, INC.
                                                 (a Development Stage Company)


                                               Statement of Stockholders' Equity
                                 For the Period from January 9, 2001 (Inception) through May 31, 2001




                                           Common Stock                Additional                          Total
                                    ----------------------------        Paid-In        Accumulated       Stockholders'
                                       Shares           Amount          Capital          Deficit            Equity
                                    ----------        ----------       ---------        ---------        ------------

Balance, January 9, 2001                  --          $    --          $    --          $    --           $    --
  (Inception)

Issuance of stock for cash           1,350,000            1,350           28,650             --              30,000

Net loss                                  --               --               --             (2,087)           (2,087)
                                     ---------        ---------        ---------        ---------         ---------

Balance, January 31, 2001            1,350,000        $   1,350        $  28,650        $  (2,087)        $  27,913
                                     =========        =========        =========        =========         =========




                                                  See notes to financial statements.

                                                               F - 5

                                 INSTANET, INC.
                         (a Development Stage Company)


                             Statement of Cash Flows
      For the Period from January 9, 2001 (Inception) through May 31, 2001



Cash flows from operating activities
   Net loss                                                            $ (2,087)
                                                                       --------
         Net cash used by operating activities                           (2,087)
                                                                       --------

Cash flows from financing activities
   Deferred offering costs                                              (64,852)
   Proceeds from note payable                                            45,000
   Proceeds from issuance of common stock                                30,000
                                                                       --------
         Net cash provided by financing activities                       10,148
                                                                       --------


Net increase in cash                                                      8,061

Cash, beginning of period                                                  --
                                                                       --------

Cash, end of period                                                    $  8,061
                                                                       ========


                       See notes to financial statements.

                                 INSTANET, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements



Note 1 - Organization and Summary of Significant Accounting Policies
--------------------------------------------------------------------

Instanet, Inc. (the "Company"), Nevada corporation, was incorporated in January 2001. The Company is organized for the purpose of providing market extensions, including on the internet, for an electronic cash transmission system developed and owned by an outside company.

The Company is a development stage company that has not had any revenue from operations since inception. The Company is in the process of obtaining additional equity from a public offering. There is no assurance that the Company will generate revenue or earn profit in the future.

Deferred Offering Costs
-----------------------

Deferred offering costs represents costs incurred in conjunction with the Company's equity offering and registration activities. Deferred offering costs will be offset against net proceeds, if successful, or expensed in operations if the offering is unsuccessful.

Revenue Recognition
-------------------

The Company will recognize revenues as services are performed.

Income Taxes
------------

Deferred income taxes result from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. As the Company had no operations for the period, there are no differences in the book and tax basis of its assets and liabilities.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 INSTANET, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


Note 1 - Organization and Summary of Significant Accounting Policies (continued)
--------------------------------------------------------------------------------

Earnings (Loss) Per Share
-------------------------

In accordance with the provisions of Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share," basic earnings (loss) per share is computed by dividing net income (loss) by the number of weighted average common shares outstanding during the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the number of weighted average common shares outstanding during the year, including potential common shares. For the period ended May 31, 2001, all potential common shares, which included stock options, were antidilutive and therefore were excluded from these calculations.

Comprehensive Income
--------------------

The Company adopted Statement of Financial Accounting Standard No. 130 ("SFAS 130"), Comprehensive Income. There were no components of comprehensive income; consequently, no separate statement of comprehensive income has been presented.

Fair Value of Financial Instruments
-----------------------------------

The carrying amount of cash and notes payable approximates fair value due to the short-term maturity of these instruments.

Stock Options/Warrants
----------------------

The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for all stock option plans. Under APB 25, no compensation cost has been recognized for stock options granted to employees as the option price equals or exceeds the market price of the underlying common stock on the date of grant.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

                                 INSTANET, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements



Note 1 - Organization and Summary of Significant Accounting Policies (continued)
--------------------------------------------------------------------------------

Recently Issued Accounting Pronouncements
-----------------------------------------

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 101, which will become effective for financial statements with periods ending after December 15, 2000. SAB 101 provides guidance on applying generally accepted accounting principles to selected revenue recognition issues. Management believes that the Company's revenue recognition policies are in accordance with SAB 101.


Note 2 - Related Party Transactions
-----------------------------------

The corporate offices of the Company are located at the corporate offices of the president of the Company. No rent has been charged, but there can be no assurance that rent will not be charged in the future. The value of the rent received is immaterial to the financial statements as a whole.

In 2001, the Company signed note agreements with the stockholders of the Company for aggregate loans in the amount of $45,000. These notes bear interest at 12% and are due the earlier of completion of an initial public offering or June 2002.


Note 3 - Commitments
--------------------

Master Agency Agreement
-----------------------

In February 2001 the Company entered into a Master Agency Agreement with Key Com, Inc. ("Key Com") which developed, and now operates under the trade name XTRAN, an electronic system for transferring funds from one location to another. Currently, XTRAN initiates funds transfer from approximately 200 remittance locations in New York and Florida and electronically transfers the funds to any of the 2,100 payout locations in Jamaica, Mexico and Central America.

Under the Master Agency Agreement with Key Com, the Company obtained the exclusive right to originate funds transfers from the Company's Web site to any payout location, which accepts XTRAN funds transfers. Currently XTRAN has payout locations in Jamaica, Mexico and Central America. Under the agreement the Company will receive a fee of 15% of the fee charged the customer by XTRAN to complete the funds transfer.

                                 INSTANET, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements



Note 3 - Commitments (continued)
--------------------------------

Master Agency Agreement (continued)
-----------------------------------

The Master Agency Agreement also entitles the Company to obtain on a non-exclusive basis remittance locations for XTRAN anywhere in the world on a non-exclusive basis. In such event, the Company is entitled to 9% of the fee charged by XTRAN for payouts outside the U.S. and 5% of XTRAN's fee for payouts within the U.S. The Company is also entitled to a fixed fee of $225 for each remittance location established on behalf of XTRAN, and a $3,000 monthly fee, cancelable by Key Com on 30 days notice, to assist Key Com in developing new Florida remittance locations.


Note 4 - Stock Option Plan
--------------------------

In February 2001, the Company adopted the 2001 Stock Option Plan (the "Plan"), which provides for the grant to employees, officers, directors and consultants of options to purchase up to an aggregate of 250,000 shares of common stock, consisting of both incentive stock options and non-qualified options. For options granted to an employee owning shares of common stock possessing more than 10% of the total combined voting power of all classes of the Company's common stock, the option price shall not be less than 110% of the fair market value of the common stock, on the date of grant. The incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to 10% or greater stockholders are limited to five-year terms. The Plan provides for a three-year vesting period. The Company has granted 100,000 options under the Plan to an executive officer, and 25,000 options to an employee, exercisable at $.25 per share. No compensation expense was recognized in the financial statements as the exercise price was in excess of the fair market value of the Company's stock on the date of grant.

Summarized information relating to stock options is as follows:

                                                                Weighted Average
                                                                 Exercise Price
                                                  Options          of Options
                                                  -------       ----------------

Outstanding and exercisable -
   January 9, 2001 (Inception)                         -
Granted                                           125,000           $   0.25
Exercised                                              -
                                                  -------
Outstanding May 31, 2001                          125,000           $   0.25
                                                  =======

The weighted average remaining contractual life for all options outstanding as of May 31, 2001 is 4.67 years.

Had compensation cost for stock-based compensation been determined based on the fair value or the grant date consistent with the method of SFAS 123, the Company's net income and earnings per share would not have been reduced due to the fair value of grants to employees had no fair value based upon calculating the fair value utilizing the Black-Scholes option pricing model with the following assumptions: expected life of 5 years, 0% volatility, risk free interest rate of 5.5%, and a 0% dividend yield.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VII of the Registrant's Articles of Incorporation provide as follows:

     "(2) Indemnification. The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification."

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. (1)

     SEC Registration Statement.......................................$      491
     Blue Sky Filing Fees.............................................$    4,000
     Blue Sky Legal Fees..............................................$    4,000
     Printing Expenses................................................$   10,000
     Legal Fees and Expenses..........................................$   80,000
     Accounting Fees..................................................$    5,000
     Transfer Agent Fees..............................................$    1,000
     Miscellaneous Expenses...........................................$    5,509
                                                                      ----------
     Total............................................................$  110,000
                                                                      ==========
(1) All expenses, except the SEC registration fee and NASD filing fee, are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     The Registrant was organized in January 2001, and at that time, sold 450,000 shares to Mathis Family Partners, Ltd., for $10,000 ($.022 per share) and 900,000 shares to Van R. Perkins for $20,000 ($.022 per share). There have been no other sales of the Registrant's common stock. In February 2001, the Registrant issued 100,000 stock options to Michael G. Carpenter, an executive officer, and 25,000 stock options to Russell Pollock, an employee, under the Registrant's 2001 Stock Option Plan, exercisable at $.25 per share.

     With respect to both of the above securities issuances (common stock and stock options), the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). No advertising or general solicitation was employed in offering the securities. The common stock was issued to two persons, both of whom were officers and directors of the Registrant and the stock options were issued to two employees, one of which is an executive officer of the Registrant. Both persons who purchased common stock were accredited investors who acquired the securities for investment and not with a view toward distribution or resale. The stock options were issued to the employees, both of whom were familiar with the Registrant's business. All common stock and any common stock underlying the stock options contain a restrictive legend prohibiting transfer of the shares except in accordance with federal securities laws.

ITEM 27. EXHIBIT INDEX.


     Exhibit No.      Title
     -----------      -----
        3.01          Articles of Incorporation of the Registrant(1)
        3.02          Bylaws of the Registrant(1)
        5.01          Opinion of Gary A. Agron regarding legality(1)
       10.01          Master Agency Agreement with Key Com, Inc.(1)
       10.02          Stock Option Plan(1)
       10.03          Escrow Agreement(1)
       10.04          Subscription Agreement(1)
       10.05          Debt Securities issued by KeyCom(1)
       10.06          Promissory Notes payable to Business Development
                        Corporation(1)
       10.07          Promissory Note payable to Mathis Family Partners, Ltd.(1)
       23.01          Consent of  Gary A. Agron (see 5.01 above)(1)
       23.02          Consent of Ehrhardt Keefe Steiner & Hottman, PC(1)
       23.03          Consent of Ehrhardt Keefe Steiner & Hottman, PC(1)
       23.04          Consent of Ehrhardt Keefe Steiner & Hottman, PC(1)
       23.05          Consent of Ehrhardt Keefe Steiner & Hottman, PC


(1)  Previously filed.

ITEM 28. UNDERTAKINGS.

         The Registrant hereby undertakes:

     (a) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) That subject to the terms and conditions of Section 13(a) of the Securities Exchange Act of 1934, it will file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

     (c) That any post-effective amendment filed will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

     (d) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (e) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (g) To remove from registration by means of a post-effective amendment all of the securities if the minimum 150,000 shares are not all sold at the termination of this Offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on August 15, 2001.


                                            INSTANET, INC.


                                            By:  /s/  Earnest Mathis, Jr.
                                               --------------------------------
                                                      Earnest Mathis, Jr.,
                                                      Chief Executive Officer

     Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons on the dates indicated.


Signature                            Title                            Date
---------                            -----                            ----


/s/ Earnest Mathis, Jr.      Chief Executive Officer,            August 15, 2001
------------------------     Chief Financial Officer
    Earnest Mathis, Jr.      (Principal Accounting Officer)
                             and Director

/s/ Van R. Perkins           Vice President, Secretary and       August 15, 2001
------------------------     Director
    Van R. Perkins

                                  EXHIBIT INDEX



      Exhibit No.    Title
      -----------    -----
         3.01        Articles of Incorporation of the Registrant(1)
         3.02        Bylaws of the Registrant(1)
         5.01        Opinion of Gary A. Agron regarding legality(1)
        10.01        Master Agency Agreement with Key Com, Inc.(1)
        10.02        Stock Option Plan(1)
        10.03        Escrow Agreement(1)
        10.04        Subscription Agreement(1)
        10.05        Debt Securities issued by KeyCom(1)
        10.06        Promissory Notes payable to Business Development
                       Corporation(1)
        10.07        Promissory Note payable to Mathis Family Partners, Ltd.(1)
        23.01        Consent of  Gary A. Agron (see 5.01 above)(1)
        23.02        Consent of Ehrhardt Keefe Steiner & Hottman, PC(1)
        23.03        Consent of Ehrhardt Keefe Steiner & Hottman, PC(1)
        23.04        Consent of Ehrhardt Keefe Steiner & Hottman, PC(1)
        23.05        Consent of Ehrhardt Keefe Steiner & Hottman, PC


(1)  Previously filed.